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Exhibit 10.11.3

Special Business Provisions
BBJ Auxiliary Fuel System
Addendum 6-5723-03-064
April 16, 2003

Boeing and PATS, Inc. agree to modify the existing Special Business Provisions with an addendum addressing; settlement for unrecovered non-recurring costs, unit pricing, quantity, rate, contract term, delivery schedule, nature of contract, lead-time, aircraft downtime, and liquidated damages.

This addendum includes the following equipment and services; auxiliary fuel system (AFS), AFS installation, winglet installation, navlink kit and installation, service bulletin for tank conversion (does not include additional tanks), smoke and fire kit, smoke and fire installation, BBJ2 structural installation kit, and BBJ2 structural installation.

  1.
  Settlement for Unrecovered Non-recurring Costs

    Boeing to issue Purchases order for BBJ Auxiliary Fuel System unrecovered non-recurring for the amounts of $4,218,000 to be payable upon reaching an agreement, and $1,782,000 to be payable 1/1/2004.

  2.
  Unit Pricing

    Auxiliary fuel system pricing is based on the default six tank configuration (two forward tanks and four aft tanks) for BBJ and BBJ2. The pricing for 737 AEW&C is based on a five tank configuration (one forward tanks and four aft tanks). Pricing of AFS installations is based on the assumption that PATS will be the preferred BBJ Service Center. Pricing is retroactive to January 1, 2003. Pricing and escalation shall be per Table I of this addendum.

  3.
  Quantity, Rate and Term

    The guaranteed quantity of 120 shipsets will be extended though December 31, 2008 at six (6) shipsets per year.

  4.
  Delivery

    Boeing to issue purchase orders for 6 auxiliary fuel systems to be fabricated between April 2003 and December 31, 2003, and 6 auxiliary fuel systems to be fabricated between January 2004 and December 31, 2004. Boeing to issue Purchase orders for 12 smoke and fire suppression kits to be fabricated between April 2003 and December 31, 2004.

  5.
  Nature of the Contract

    Boeing has the option to convert the existing contract to a requirement contract no earlier than January 1, 2005 with a twelve (12) month advance notice. Should Boeing elect to convert the contract to a requirements contract settlement will be based on Table II of this addendum.

  6.
  Lead-time

    Requirements contract lead-time on auxiliary fuel systems will be 12 months ARO. PATS requires 90 advance notification of aircraft installation input.

  7.
  Downtime

    Aircraft installation downtime will be negotiated based on the hangar workload at time of input.

  8.
  Liquidated Damages

    PATS is relieved from liquidated damages as stated in the GTA until such time that Boeing will purchase 17 auxiliary fuel systems for delivery in a twelve month period.

  9.
  BBJ Support

    BBJ will support, with best efforts, helping PATS secure the KC767 Tanker auxiliary fuel system contract.

All other terms and conditions remain unchanged from existing GTA and Special Business provisions

Boeing	PATS, Inc.

Peter M. Castner	George Toly

Name	Name

/s/ PETER M. CASTNER	/s/ GEORGE TOLY

Signature	Signature

Purchasing Agent	Vice President Sales, Marketing and Contracts

Title	Title

Date: April 16, 2003	Date: April 16, 2003

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  Exhibit 10.11.3
Special Business Provisions BBJ Auxiliary Fuel System Addendum 6-5723-03-064 April 16, 2003